February 28, 2019

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Service Providers – Legal Counsel” in the Statement of Additional Information for the Cboe Vest Family of Funds1, each a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 330 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 331 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively
On behalf of Practus, LLP

[1] The “Cboe Vest Family of Funds” includes:, Cboe Vest S&P 500® Buffer Strategy Fund, Cboe Vest S&P 500® Buffer Strategy (January) Fund, Cboe Vest S&P 500® Buffer Strategy (February) Fund, Cboe Vest S&P 500® Buffer Strategy (March) Fund, Cboe Vest S&P 500® Buffer Strategy (April) Fund, Cboe Vest S&P 500® Buffer Strategy (May) Fund, CBOE Vest S&P 500® Buffer Strategy (June) Fund, Cboe Vest S&P 500® Buffer Strategy (July) Fund, Cboe Vest S&P 500® Buffer Strategy (August) Fund, Cboe Vest S&P 500® Buffer Strategy (September) Fund, Cboe Vest S&P 500® Buffer Strategy (October) Fund, Cboe Vest S&P 500® Buffer Strategy (November) Fund, Cboe Vest S&P 500® Buffer Strategy (December) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (January) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (February) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (March) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (April) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (May) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (June) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (July) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (August) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (September) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (October) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (November) Fund, Cboe Vest S&P 500® Enhanced Growth Strategy (December) Fund, the Cboe Vest S&P 500® Dividend Aristocrats Target Income Fund, and the Cboe Vest S&P 500® Enhance and Buffer Fund.

JOHN H. LIVELY • MANAGING PARTNER
11300 Tomahawk Creek Pkwy • Ste. 310 • Leawood, KS 66211 • p: 913.660.0778 • c: 913.523.6112
Practus, LLP • John.Lively@Practus.com • Practus.com